EXHIBIT 3.4

ARTICLES OF AMENDMENT

(Filed pursuant to Section 7-90-301, et seq. and Section 7-110-106 of the Colorado Statutes)

1. For the entity, its ID number and name are:

ID number: 20101351412

Entity name: Solar Quartz Technology Corporation

2. The new entity name (if applicable) is: Graphene & Solar Technologies Limited.

3. (if the following statement applies, adopt the statement by marking the box and include an attachment)

☐ This document contains additional amendments or other information.

4. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. (if the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format)

The delayed effective date and, if applicable, time of this document is/are: _________

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

6. The true name and mailing address of the individual causing the document to be delivered for filing are

Olson	Cassi
(Last)	(First)	(Middle)	(Suffix)

433 N Camden Drive
(Street name and number or Post Office Box information)
#400

Beverly Hills	CA	90212
(City)	(State)	(Postal/Zip Code)

United States
(Province - if applicable)	(Country)